Pro Forma Earnings Per Share-1997 and 1996

                                                     Exhibit 11.1

                      ALBEMARLE CORPORATION

           COMPUTATION OF PRO FORMA EARNINGS PER SHARE

          for the years ended December 31, 1997 and 1996

             (In thousands except per share amounts)


                                    Pro Forma          Pro Forma
                                      1997               1996
                                    ---------          ---------
BASIC EARNINGS PER SHARE

Numerator:
---------

Net income after effect of
 applying SFAS No. 123
 "Accounting for Stock Based
 Compensation"                      $79,394            $155,863
                                    --------           ---------


Denominator:
-----------

Average number of shares of
 common stock outstanding            55,164              58,353
                                    --------           ---------

Basic earnings per share              $1.44               $2.67
                                    --------           ---------
                                    --------           ---------


DILUTED EARNINGS PER SHARE


Numerator:
---------

Net income after effect of
 applying SFAS No. 123
 "Accounting for Stock-Based
 Compensation"                      $79,394            $155,863
                                   ---------           ---------

Denominator:
-----------

Average number of shares of
 common stock outstanding            55,164              58,353
                                   ---------           ---------


Shares issuable upon the assumed
 exercise of outstanding stock
 options                                504                 489
                                   ---------           ---------

Total shares                         55,668              58,842
                                   ---------           ---------


Diluted earnings per share            $1.43               $2.65
                                   ---------           ---------
                                   ---------           ---------
